Exhibit 11 - Computation of Earnings per Share


                MID-CENTRAL FINANCIAL CORPORATION AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE


                                          Year Ended September 30,
                                      ------------------------------
                                            1996            1995
                                      --------------  --------------
Computation of Earnings per Share
  for Statements of Income:
Income applicable to common stock     $   227,767.00  $   325,577.00
                                      ==============  ==============

Weighted average number of Common
 and common equivalent shares
 outstanding:

    Weighted average common
    shares outstanding                    243,805.00      257,038.00

    Dilutive effect of stock
    options after application of
    treasury stock method                   5,466.00        3,069.00
                                      --------------  --------------

Total                                     249,271.00      260,107.00
                                      ==============  ==============

Net Income per common shares          $         0.91  $         1.25
                                      ==============  ==============


Computation of Fully Diluted
  Earnings per Share

Income applicable to common stock     $   227,767.00  $   325,577.00
                                      ==============  ==============


Weighted average number of common
and common equivalent shares
outstanding:

     Weighted average common
     shares outstanding                   243,805.00      257,038.00

     Dilutive effect of stock
     options after application of
     treasury stock method                  5,827.00        3,760.00
                                      --------------  --------------

Total                                     249,631.00      260,798.00
                                      ==============  ==============

Net Income per common share           $         0.91  $         1.25
                                      ==============  ==============